CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered Debt Securities	Maximum Aggregate Offering Price $1,500,000,000	Amount of Registration Fee(1) $46,050.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
Pricing Supplement No. 192L, dated November 14, 2007 (To Prospectus dated October 16, 2007 and Prospectus Supplement dated November 1, 2007)	Rule 424(b)2 File No. 333-146731 CUSIP No. 46623E HS1

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series F

[ ]	Subordinated Medium Term Notes, Series A
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$ 1,500,000,000 100% $ 2,250,000 $ 1,497,750,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC. CABRERA CAPITAL MARKETS, LLC Deutsche BANK Securities INC.	$ 1,470,000,000 $ 15,000,000 $ 15,000,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Issue Date:	November 19, 2007
Stated Maturity:	November 19, 2009

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[   ]  Fixed Rate Note: N/A
[X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	Reuters LIBOR01 (Telerate Successor Page) [ X ]

Interest Payment Dates:   Quarterly on the 19th or next business day of February, May, August and November, via modified following business day convention, commencing February 19, 2008.

Interest Reset Dates:    Quarterly on the 19th or next business day of February, May, August and November, via modified following business day convention, commencing February 19, 2008.

Index Maturity:  3-month LIBOR
Spread (+/-):   +35.0 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]